                                                                     Exhibit 4.3
                                                                     -----------

             NOTE:  SEE ATTACHED SCHEDULE FOR OMITTED INFORMATION

THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE. THIS COMMON STOCK WARRANT MAY NOT BE SOLD, OFFERED, ASSIGNED OR TRANSFERRED UNLESS THE WARRANT IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFERS, SALES, ASSIGNMENTS AND TRANSFERS ARE MADE PURSUANT TO THE AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                      DIAL-THRU INTERNATIONAL CORPORATION

                             AMENDED AND RESTATED
                         COMMON STOCK PURCHASE WARRANT

                                                            DATED: March 1, 2000

-----------------------------------------------------------------------------------------------------------
Number of Common Shares:     50,000                                    Holder:    ______________
Purchase Price:              $.____
Expiration Date:             Two (2) years from date of vesting

             For identification only. The governing terms of this Warrant are set forth below.
-----------------------------------------------------------------------------------------------------------

     DIAL-THRU INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), hereby certifies that, for value received, ___________ (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time prior to two (2) years following the date of vesting of the Warrant at the Purchase Price hereinafter set forth, Fifty Thousand (50,000) fully paid and nonassessable shares of Common Stock (as defined below) of the Company. This Warrant is being executed and delivered in connection with the Distribution Agreement (as defined below). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "Purchase Price") shall initially be $._____, provided, however, that the Purchase Price shall be adjusted from time to time as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

________________________________________________________________________________
AMENDED AND RESTATED
COMMON STOCK PURCHASE WARRANT - Page 1

          (a) The term "Company" means Dial-Thru International Corporation and any entity that shall succeed or assume the obligations of such corporation hereunder.

          (b) The term "Common Stock" means the Company's common stock, .001 par value per share.

          (c) The term "Consolidated Revenues" means the combined revenues of the Distribution Group from the sales of the Company's prepaid phone cards.

          (d) The term "Distribution Agreement " means the Distribution Agreement of even date herewith between the Company and Holder.

          (e) The term "Distribution Group" means the following independent distributors of the Company's prepaid phone cards: Juan Carlos Gaviria, Alvaro Restrepo, Paul Saunier, Eric Ifflen, Emilio Martinez, Carlos Bedoya and Alfredo Polo.

          (f) The term "Tax Withholding Liability" means all federal and state income taxes, social security taxes and other taxes applicable to compensation income arising from the exercise of this Warrant required by applicable law to be withheld by the Company.

          (g) The term "Warrant Shares" means as of any date during the Exercise Period, that number of shares of Common Stock which shall be exercisable (subject to any vesting requirements) by the Holder hereof pursuant to the terms of this Warrant.

     1.   Vesting and Exercise of Warrant; Resale Restrictions.
          ----------------------------------------------------

          1.1. Vesting.  Holder's right to purchase 50% (25,000) of the
               -------
     Warrant Shares shall vest immediately upon the execution and delivery of this Warrant and shall be immediately exercisable. Holder's right to purchase the remaining 50% (25,000) Warrant Shares hereunder shall vest upon the Distributor Group's achieving Consolidated Revenues of in excess of $10 million for a period of three consecutive calendar months on or before February 28, 2002. Holder shall not have any right to acquire any Warrant Shares pursuant to this Warrant prior to the vesting of such rights as set forth in this Section 1.1. If the Distributor Group fails to achieve Consolidated Revenues of in excess of $10 million in three consecutive calendar months prior to February 28, 2002, then Holder's right to acquire the remaining 25,000 Warrant Shares pursuant to the terms of this Warrant shall fail to vest and Holder shall have no right to acquire such shares hereunder.

          1.2. Method of Exercise.  This Warrant may be exercised (subject
               ------------------
     to the vesting requirements set forth above) by the Holder hereof in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period for up to, but not more than, the number of vested Warrant Shares at such time, by delivery to the Company at its principal office of (i) a notice of exercise (a


________________________________________________________________________________
AMENDED AND RESTATED
COMMON STOCK PURCHASE WARRANT - Page 2

     "Notice of Exercise") substantially in the form attached hereto as Exhibit
                                                                        -------
     A, (ii) evidence satisfactory to the Company of the authority of the person
     -
     executing such Notice of Exercise, (iii) this Warrant, and (iv) payment of
     (A) the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Exercise Price") and (B) Tax Withholding Liability. Payment of the Exercise Price and Tax Withholding Liability shall be made by check or bank draft payable to the order of the Company or by wire transfer to the account of the Company. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price and Tax Withholding Liability and the other documents referred to herein (the "Exercise Date"). Notwithstanding the foregoing, Holder shall not be entitled to exercise this Warrant, in whole or in part, unless and until Holder is current in all payment obligations to the Company, whether arising under the Distribution Agreement or otherwise.

          1.3. Regulation D Restrictions. The Holder hereof represents and
               -------------------------
     warrants to the Company that it has acquired this Warrant and anticipates acquiring the shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for distributing such securities unless such distribution has been registered with the Securities and Exchange Commission or an applicable exemption is available therefor. At the time this Warrant is exercised, the Company may require the Holder to state in the Notice of Exercise such representations concerning the Holder as are necessary or appropriate to assure compliance by the Holder with the Securities Act.

          1.4. Resale Restrictions. The Holder hereof covenants and agrees with
               -------------------
     the Company that it will not, without the prior written consent of the Company, sell more than 5,000 shares per month during the two-year period following any exercise of this Warrant by Holder.

     2.   Delivery of Stock Certificates, etc., on Exercise. As soon as
          -------------------------------------------------
practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder a certificate for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

     3.   Adjustments on Certain Capital Transactions. On the occurrence of any
          -------------------------------------------
of the following events, the following adjustments to the rights granted under this Warrant shall be made:

          3.1. In case the number of outstanding shares of Common Stock of the Company shall be increased by way of a stock dividend, stock split, recapitalization, or other similar means, the number of unexercised shares of Common Stock covered by this


________________________________________________________________________________
AMENDED AND RESTATED
COMMON STOCK PURCHASE WARRANT - Page 3

     Warrant shall be increased by the amount that a like number of shares of outstanding Common Stock shall have been increased as a result of such stock increase and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock increase by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock increase and the denominator of which shall be the number of unexercised shares of Common Stock covered by this Warrant as adjusted for such stock increase.

          3.2. In case the number of outstanding shares of Common Stock of the Company shall be reduced by recapitalization, reverse stock split or otherwise, the number of unexercised shares covered by this Warrant shall be reduced by the amount that a like number of shares of outstanding Common Stock shall have been reduced as a result of such stock reduction and the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to such stock reduction by a fraction, the numerator of which shall be the number of unexercised shares covered by this Warrant immediately prior to such stock reduction and the denominator of which shall be the number of unexercised shares covered by this Warrant as adjusted for such stock reduction.

          3.3. In case the Company shall consolidate with or merge into another corporation, the holder of this Warrant will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have been entitled upon such consolidation or merger ("Other Securities") and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

     4.   Rights as a Shareholder. Holder shall not have any rights as a
          -----------------------
shareholder of the Company with respect to the shares subject to this Warrant.

     5.   Securities Law Requirements. Neither this Warrant nor the Warrant
          ---------------------------
Shares have been registered under the Securities Act or any state securities or blue sky laws. Accordingly, upon (a) any transfer of this Warrant, any transferee of this Warrant or (b) the exercise of this Warrant in whole or in part, and if the Warrant Shares have not been registered under the Securities Act, Holder or any other person exercising this Warrant shall, as applicable, represent and agree in writing satisfactory to the Company that Holder or such other person (a) is acquiring the shares for the purpose of investment and not with a view to distribution thereof, (b) knows the shares have not been registered under the Securities Act or any state securities or blue sky laws,
(c) understands that he must bear the economic risk of said investment for an indefinite period of time until the shares are registered under the Securities Act and applicable state securities or blue sky laws or an exemption from such registration is available, and (d) will not solicit any offer to sell or sell all or any portion of the shares other than pursuant to an opinion of counsel reasonably satisfactory to the Company.

________________________________________________________________________________
AMENDED AND RESTATED
COMMON STOCK PURCHASE WARRANT - Page 4

     6.   Transfer Restrictions. This Warrant shall be exercisable only by
          ---------------------
Holder and shall not be assignable or transferable. Any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this Warrant or any right hereunder, shall be null and void.

     7.   Reservation of Stock, etc. Issuable on Exercise of Warrant. The
          ----------------------------------------------------------
Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

     8.   Replacement of Warrant. On receipt of evidence reasonably satisfactory
          ----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

     9.   Notices, etc. All notices and other communications hereunder shall be
          -------------
personally delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, at such address of facsimile numbers as may have been furnished to each party by the other in writing.

     10.  Miscellaneous. This Warrant and any term hereof may be changed,
          -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                           [SIGNATURE PAGE FOLLOWS]

________________________________________________________________________________
AMENDED AND RESTATED
COMMON STOCK PURCHASE WARRANT - Page 5

DATED as of March 1, 2000

                                DIAL-THRU INTERNATIONAL CORPORATION



                                By: ________________________________
                                Name:  Roger D. Bryant
                                Title: Chairman

                                Address:  8100 Jetstar, Suite 100
                                          Irving, Texas 75063
                                          Fax: (972) 929-1616

                                HOLDER:
                                ------


                                ____________________________________
                                Printed Name: ______________________


                                Address: _____________________
                                         _____________________
                                         Fax: ________________


________________________________________________________________________________
AMENDED AND RESTATED
COMMON STOCK PURCHASE WARRANT - Page 6

                                   EXHIBIT A

                     FORM OF NOTICE OF EXERCISE - WARRANT
                     ------------------------------------

               (To be executed only upon exercise or conversion
                      of the Warrant in whole or in part)

To Dial-Thru International Corporation

     The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, ______________/1/ shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor (including any Tax Withholding Liability) of $__________, as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, _______________________________________________ whose address is
_____________________________________________________________________________.


Dated: ___________________



                                ___________________________________________
                                (Name must conform to name of Holder as
                                specified on the face of the Warrant)



                                By: ________________________________________
                                Name: ______________________________________
                                Title: _____________________________________


                                Address of Holder:

                                ____________________________________________
                                ____________________________________________
                                ____________________________________________


Date of exercise: _____________


_________________________

/1/ Insert the number of shares of Common Stock as to which the accompanying Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the holder surrendering the same.

                                  Schedule of
            Information Omitted from Form of Amended and Restated
                         Common Stock Purchase Warrant
               (8 Warrants Total to purchase 50,000 shares each)



Holder                         Exercise Price
------                         --------------

Paul Sanier                        $0.53
Alvaro Rostrepo                    $0.46
Eric Iffland                       $0.55
Emilio Martinez                    $0.80
Juan Carlos Gaveria (No. 1)        $0.88
Juan Carlos Gaveria (No. 2)        $0.88
Alfredo Polo                       $0.81
Carlos Bedoya                      $0.81